UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2013

HARVARD BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33957	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (508) 893-8999
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2013, the previously announced spin-off of Harvard Apparatus Regenerative Technology, Inc. (“HART”) from Harvard Bioscience, Inc. (“Harvard Bioscience,” the “Company,” “our,” “us” or “we”) was completed.  HART became an independent company that operates the regenerative medicine business previously owned by Harvard Bioscience. The spin-off was completed through the distribution to Harvard Bioscience’s stockholders of record of all the shares of common stock of HART (the “Distribution”).  In the Distribution, Harvard Bioscience distributed to its stockholders one share of HART common stock for every four shares of Harvard Bioscience common stock outstanding as of the close of business of Harvard Bioscience on October 21, 2013, the record date for the Distribution. Fractional shares of HART common stock were not included in the distribution. Instead, Registrar & Transfer Company will aggregate fractional shares into whole shares, sell the whole shares in the open market and distribute the aggregate net cash proceeds of the sales pro rata to each holder who otherwise would have been entitled to receive a fractional share in the Distribution.

In connection with the spin-off, on October 31, 2013, Harvard Bioscience entered into several definitive agreements with HART that, among other things, effect the spin-off and provide a framework for its relationship with HART after the spin-off, including the following agreements:

•	a Separation and Distribution Agreement;

•	an Intellectual Property Matters Agreement;

•	a Product Distribution Agreement;

•	a Tax Sharing Agreement; and

•	a Transition Services Agreement

The principal agreements described below are filed as exhibits to this Form 8-K (Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively), and the summaries of each of these agreements below set forth the terms of the agreements that we believe are material. These summaries are qualified in their entireties by reference to the full text of the applicable agreements, which are incorporated by reference into this Form 8-K.

Separation and Distribution Agreement

The separation and distribution agreement sets forth the agreements between us and HART regarding the principal corporate transactions required to effect the separation of HART from Harvard Bioscience (the “Separation”) and the Distribution, and other agreements governing the relationship between HART and us.

The Separation

The separation and distribution agreement identifies the assets transferred, liabilities assumed and contracts assigned to each of us and HART as part of the separation of Harvard Bioscience into two companies, and provides for when and how these transfers, assumptions and assignments have and will occur. In particular, the separation and distribution agreement provides, among other things, that, subject to the terms and conditions contained therein:

•	certain assets related to the businesses and operations of Harvard Bioscience’s regenerative medicine business, which we refer to as the HART Assets, have and will be transferred to HART or one of its subsidiaries;

•	certain liabilities (including whether accrued, contingent or otherwise) arising out of or resulting from the HART Assets, and other liabilities related to the businesses and operations of Harvard Bioscience’s regenerative medicine business, which we refer to as the HART Liabilities, have been and will be retained by or transferred to HART or one of its subsidiaries;

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•	all of the assets and liabilities (including whether accrued, contingent or otherwise) other than the HART Assets and HART Liabilities (such assets and liabilities, other than the HART Assets and the HART Liabilities, are referred to as the Excluded Assets and Excluded Liabilities, respectively) will be retained by or transferred to us or one of our subsidiaries; and

•	certain shared contracts will be assigned, in part to HART or its applicable subsidiaries or be appropriately amended.

Except as may expressly be set forth in the separation and distribution agreement or any other transaction agreements, all assets will be transferred on an “as is,” “where is” basis and the respective transferees will bear the economic and legal risks that (1) any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, and (2) any necessary consents or governmental approvals are not obtained or that any requirements of laws or judgments are not complied with.

Certain of the liabilities and obligations to be assumed by one party or for which one party will have an indemnification obligation under the separation and distribution agreement and the other transaction agreements relating to the Separation are, and following the Separation may continue to be, the legal or contractual liabilities or obligations of the other party. Each party that continues to be subject to such legal or contractual liability or obligation will rely on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the separation and distribution agreement to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.

Claims

In general, each party to the separation and distribution agreement will assume liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Intercompany Accounts

The separation and distribution agreement provides that, subject to any provisions in the separation and distribution agreement or any other transaction agreement to the contrary, at or prior to the Distribution, all intercompany accounts between Harvard Bioscience and its subsidiaries, on the one hand, and HART and its subsidiaries, on the other hand, will be settled.

Further Assurances

To the extent that any transfers contemplated by the separation and distribution agreement have not been consummated on or prior to the date of the Separation, the parties will agree to cooperate to effect such transfers as promptly as practicable following the date of the Separation. In addition, each of the parties will agree to cooperate with the other party and use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable law or contractual obligations to consummate and make effective the transactions contemplated by the separation and distribution agreement and the other transaction agreements.

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Employee Matters

The separation and distribution agreement also allocates liabilities and responsibilities relating to employee compensation, benefit plans, programs and other related matters in connection with the Separation, including the treatment of outstanding incentive awards and certain retirement and welfare benefit obligations. The separation and distribution agreement provides for certain adjustments with respect to Harvard Bioscience equity compensation awards that will occur in connection with the Distribution. Such adjustment is required under the Harvard Bioscience employee benefit plans and it is anticipated that each outstanding Harvard Bioscience option to purchase Harvard Bioscience common stock shall be converted on the date of the Distribution into both an adjusted Harvard Bioscience option to purchase Harvard Bioscience common stock and an option to purchase HART common stock. It is currently anticipated that Black-Scholes valuation modeling will be used to determine the value that each Harvard Bioscience option has lost at the time of the Distribution and then to ensure the holder maintains such lost value, 80% of such lost value will be provided back to the holder by making appropriate adjustments to the share amount and exercise price of the existing Harvard Bioscience option and 20% of such lost value will be provided back to the holder through the issuance of an option to purchase HART common stock. The share amounts and exercise prices of the adjusted Harvard Bioscience options and HART options would be adjusted in a manner to ensure the intrinsic value held by the holder pertaining to the existing Harvard Bioscience award is maintained immediately following the Distribution and shall be determined such that tax is not triggered under Section 409A of the Internal Revenue Code.

Similar to the adjustment of the existing Harvard Bioscience options, with respect to each unvested Harvard Bioscience restricted stock unit outstanding at the time of the Distribution, such Harvard Bioscience restricted stock unit shall be converted on the date of the Distribution into both an adjusted Harvard Bioscience restricted stock unit and a HART restricted stock unit. Immediately following the Distribution, the market prices of Harvard Bioscience and HART common stock will be used to determine the value that each Harvard Bioscience restricted stock unit lost at the time of the Distribution and then to ensure the holder maintains such lost value, 80% of such lost value will be provided back to the holder by making appropriate increase of the share amount of the existing Harvard Bioscience restricted stock unit and 20% of such lost value will be provided back to the holder through the issuance of a HART restricted stock unit. The share amounts of the adjusted Harvard Bioscience restricted stock unit and HART restricted stock unit would be set in a manner to ensure the intrinsic value held by the holder pertaining to the existing Harvard Bioscience award is maintained immediately following the Distribution and shall be determined such that tax is not triggered under Section 409A of the Internal Revenue Code.

Auditors and Audits; Annual Financial Statements and Accounting

HART has agreed that, for so long as Harvard Bioscience is required to consolidate HART’s results of operations and financial position or account for its investment in HART under the equity method of accounting, HART will:

•	not change its independent auditors without Harvard Bioscience’s prior written consent;

•	use its best efforts to enable its independent auditors to complete their audit of HART’s financial statements in a timely manner so as to permit timely filing of Harvard Bioscience’s financial statements;

•	provide to Harvard Bioscience and its independent auditors all information required for Harvard Bioscience to meet its schedule for the filing and distribution of its financial statements and to make available to Harvard Bioscience and its independent auditors all documents necessary for the annual audit of HART as well as access to the responsible company personnel so that Harvard Bioscience and its independent auditors may conduct their audits relating to HART’s financial statements;

•	adhere to certain specified Harvard Bioscience accounting policies and notify and consult with Harvard Bioscience regarding any changes to HART’s accounting principles and estimates used in the preparation of HART’s financial statements, and any deficiencies in, or violations of law in connection with, HART’s internal control over financial reporting; and

•	consult with Harvard Bioscience regarding the timing and content of HART’s earnings releases and cooperate fully (and cause HART’s independent auditors to cooperate fully) with Harvard Bioscience in connection with any of its public filings.

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Releases

Except as otherwise provided in the separation and distribution agreement or any other transaction agreements, each party will release and forever discharge the other party and its respective subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation. The releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Separation, which agreements include, but are not limited to, the separation and distribution agreement, the transition services agreement, the tax sharing agreement, and certain commercial agreements and the transfer documents in connection with the Separation.

Indemnification

In addition, the separation and distribution agreement provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of HART’s business with HART and financial responsibility for the obligations and liabilities of Harvard Bioscience’s business with Harvard Bioscience. Specifically, each party will indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and its officers, directors, employees and agents for any losses arising out of or otherwise in connection with:

•	the liabilities that each such party assumed or retained pursuant to the separation and distribution agreement (which, in the case of HART, would include the HART liabilities and, in the case of Harvard Bioscience, would include the excluded liabilities) and the other transaction agreements;

•	the operation of such party’s business (other than, in the case of Harvard Bioscience, HART’s business);

•	any guarantee, indemnification obligation, surety bond or other credit support agreement, arrangement, commitment or understanding for the benefit of such party or its subsidiaries by the other party or any of its subsidiaries that survives following the Separation date; and

•	any breach by such party of the separation and distribution agreement or the other transaction agreements.

Also, HART will indemnify, defend and hold harmless Harvard Bioscience, its affiliates and subsidiaries and its officers, directors, employees and agents for any losses arising out of or otherwise in connection with any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in the registration statement on Form 10 and related information statement that was filed by HART in connection with the spin-off or in such information statement or necessary to make the statements in such registration statement or such information statement not misleading. The separation and distribution agreement also specifies procedures with respect to claims subject to indemnification and related matters.

Access to Information

Under the separation and distribution agreement, HART and Harvard Bioscience are obligated to provide each other access to information as follows:

•	subject to applicable confidentiality obligations and other restrictions, HART and Harvard Bioscience will give each other any information within each other’s possession that the requesting party reasonably needs to comply with requirements imposed on the requesting party by a governmental authority, for use in any proceeding or to satisfy audit, accounting or similar requirements, or to comply with its obligations under the separation and distribution agreement or any ancillary agreement;

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•	HART will maintain in effect at its own cost and expense adequate systems and controls to the extent necessary to enable Harvard Bioscience and its subsidiaries to satisfy their respective reporting, accounting, audit and other obligations, and HART will provide to Harvard Bioscience in such form as Harvard Bioscience may request, at no charge to Harvard Bioscience, all financial and other data and information as Harvard Bioscience determines necessary or advisable in order to prepare its financial statements and reports or filings with any governmental authorities, including copies of all quarterly and annual financial information and other reports and documents HART intends to file with the SEC prior to such filings (as well as final copies upon filing), and copies of HART’s budgets and financial projections;

•	subject to certain exceptions HART and Harvard Bioscience will use reasonable efforts to make available to each other, its past, present and future directors, officers, other employees and representatives to the extent reasonably required as witnesses in any legal, administrative or other proceedings in which the other party may become involved;

•	the company providing information, consultant or witness services under the separation and distribution agreement will be entitled to reimbursement from the other for reasonable expenses incurred in providing this assistance;

•	HART will retain certain information owned by HART or in is possession relating to its business in accordance with Harvard Bioscience’s record retention policy and, if HART intends to destroy this information prior to the end of the retention period required by Harvard Bioscience’s retention policy, HART must give Harvard Bioscience the opportunity to take possession of the information; and

•	HART and Harvard Bioscience will hold in strict confidence all proprietary information concerning or belonging to the other party for a five year period after the Separation, unless legally required to disclose such proprietary information.

Insurance

The separation and distribution agreement provides for the allocation among the parties of rights and obligations under existing insurance policies with respect to occurrences prior to the Separation and will set forth procedures for the administration of insured claims. In addition, the separation and distribution agreement allocates between the parties the right to proceeds and the obligation to incur certain deductibles under certain insurance policies. The separation and distribution agreement also provides that Harvard Bioscience will obtain, subject to the terms of the agreement, certain directors and officers insurance policies to apply against certain pre-separation claims, if any.

Expenses

All third-party fees, costs and expenses paid or incurred in connection with the Separation and the Distribution will be paid by Harvard Bioscience. Except as otherwise set forth above or as provided in the separation and distribution agreement or other transaction agreements, all other costs and expenses will be borne by the party incurring such costs and expenses.

Intellectual Property Matters Agreement

The intellectual property matters agreement governs various arrangements between HART and Harvard Bioscience. The agreement provides for the transfer by Harvard Bioscience of all patents, patent applications and inventions not yet filed as patents, as well as any other trade secrets or know-how, that were originated in HART’s business following its establishment as a division of Harvard Bioscience. The agreement also provides for cross-licenses whereby HART will have a worldwide royalty free license to use in its business certain of Harvard Bioscience’s currently existing intellectual property, technology and know-how, and Harvard Bioscience will have a worldwide royalty free license to use in certain of its businesses HART’s currently existing intellectual property, technology and know-how. The transfer of the intellectual property from Harvard Bioscience to HART that was originated in HART’s business and the cross-licenses described above shall remain in effect in perpetuity.

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In addition, in accordance with the intellectual property matters agreement, HART will grant Harvard Bioscience an exclusive, worldwide license to use that intellectual property, including any technology or intellectual property developed in the future during the five year period of time following the date of the agreement, for use within the industries and fields in which Harvard Bioscience is currently operating now and in the future, excluding the fields and industries in which HART operates. In addition, Harvard Bioscience will grant to HART an exclusive, worldwide license to all technology or intellectual property developed in certain divisions of its business in the future during the five year period of time following the date of the agreement, for use within the industries and fields in which HART operates. Such licenses are subject to expiration in the event the licensee ceases to actively use the licensed technology or suffers certain insolvency events, as well as upon the expiration of patents that may be included in the licensed technology. Such licenses will be royalty-free for a period of five years following the date of the agreement, provided the parties have agreed that if following such royalty-free five year period, a licensee desires to continue the license, the parties will negotiate in good faith the payment terms and conditions of a continued license.

The intellectual property matters agreement also provides that for a period of ten years following the date of the agreement, each company will be subject to non-competition and non-solicitation provisions which restrict its ability to compete with the other company in such company’s respective field as well as soliciting and hiring employees of the other company under certain circumstances.

Product Distribution Agreement

We have also entered into a product distribution agreement with HART pursuant to which each company will become the exclusive distributor for the other party for products such other party develops for sale in the markets served by the other. In addition, Harvard Bioscience has agreed, that except for certain existing activities of its German subsidiary, to the extent that any Harvard Bioscience businesses desire to resell or distribute any bioreactor that is then manufactured by HART, HART will be the exclusive manufacturer of such bioreactors and Harvard Bioscience will purchase such bioreactors from HART. The product distribution agreement has an initial term of ten years, provided that either party may terminate the agreement earlier in the case of material breach by the other party after written notice and a sixty day period to cure and certain other instances pertaining to insolvency events impacting a party. In addition, either party may terminate its obligations as a distributor with respect to a particular product, after written notice and a sixty day period to cure, if such party determines that the other party is unwilling or unable to supply such product.

Tax Sharing Agreement

Allocation of Taxes

The tax sharing agreement governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. In general, under the tax sharing agreement:

•	With respect to any periods (or portions thereof) ending at or prior to the Distribution, Harvard Bioscience is responsible for any U.S. federal income taxes (including any interest or penalties thereon and any audit adjustment) and any U.S. state or local income taxes (including any interest or penalties thereon and any audit adjustment) reportable on a consolidated, combined or unitary return.

•	After the Distribution, Harvard Bioscience will be responsible for U.S. federal, state or local income taxes reportable on returns that include only Harvard Bioscience and its subsidiaries (excluding HART and its subsidiaries), and HART will be responsible for any U.S. federal, state or local income taxes reportable on returns that include only HART and its subsidiaries.

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•	Harvard Bioscience is responsible for any non-income taxes reportable on returns that include only Harvard Bioscience and its subsidiaries (excluding HART and its subsidiaries), and after the Distribution, HART is responsible for any non-income taxes filed on returns that include only it and its subsidiaries.

HART is generally not entitled to receive payment from Harvard Bioscience in respect of any of HART’s tax attributes or tax benefits or any reduction of taxes of Harvard Bioscience. Moreover, Harvard Bioscience is generally entitled to refunds of income taxes with respect to periods (or portions thereof) ending at or prior to the Distribution. If HART realizes any refund, credit or other reduction in otherwise required tax payments in any period (or portion thereof) beginning after the Distribution as a result of an audit adjustment resulting in taxes for which Harvard Bioscience would otherwise be responsible, then, subject to certain exceptions, Harvard Bioscience will be entitled to such refund, credit or reduction. Further, if any taxes result to Harvard Bioscience as a result of a reduction in HART’s tax attributes for a period (or portion thereof) ending at or prior to the Distribution pursuant to an audit adjustment (relative to the amount of such tax attribute reflected on Harvard Bioscience’s tax return as originally filed), then, subject to certain exceptions, Harvard Bioscience will be responsible for paying the amount of any such taxes.

The parties obligations under the tax sharing agreement are not limited in amount or subject to any cap. Further, even if HART or Harvard Bioscience is not responsible for tax liabilities of the other party and its subsidiaries under the tax sharing agreement, such party nonetheless could be liable under applicable tax law for such liabilities.

The tax sharing agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the tax sharing agreement provides for cooperation and information sharing with respect to tax matters. Harvard Bioscience is primarily responsible for preparing and filing any tax return with respect to the Harvard Bioscience affiliated group for U.S. federal income tax purposes and with respect to any consolidated, combined or unitary group for U.S. state or local income tax purposes that includes Harvard Bioscience or any of its subsidiaries. Under the tax sharing agreement, HART generally will be responsible for preparing and filing any tax returns that include only HART and its subsidiaries for tax periods beginning after the Distribution.

Harvard Bioscience generally has exclusive authority to control tax contests related to any tax returns of the Harvard Bioscience affiliated group for U.S. federal income tax purposes and with respect to any consolidated, combined or unitary group for U.S. state or local income tax purposes that includes Harvard Bioscience or any of its subsidiaries. HART generally has exclusive authority to control tax contests with respect to tax returns that include only HART and its subsidiaries for tax periods beginning after the Distribution.

Preservation of the Tax-free Status of the Distribution

Harvard Bioscience and HART intend the contribution and Distribution, taken together, to qualify as a reorganization pursuant to which no gain or loss is recognized by Harvard Bioscience or its stockholders for federal income tax purposes under Sections 355, 368(a)(1)(D) and related provisions of the Internal Revenue Code. HART has agreed to certain restrictions that are intended to preserve the tax-free status of the contribution and the Distribution. HART may take certain actions otherwise prohibited by these covenants if Harvard Bioscience receives a private letter ruling from the IRS or if HART obtains, and provides to Harvard Bioscience, an opinion from a U.S. tax counsel or accountant of recognized national standing, in either case, acceptable to Harvard Bioscience in its sole and absolute discretion to the effect that such action would not jeopardize the tax-free status of the contribution and the Distribution. These covenants include restrictions on HART’s:

•	issuance or sale of stock or other securities (including securities convertible into HART’s stock but excluding certain compensatory arrangements);

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•	sales of assets outside the ordinary course of business; and

•	entering into any other corporate transaction which would cause HART to undergo a 50 percent or greater change in HART’s stock ownership.

HART has generally agreed to indemnify Harvard Bioscience and its affiliates against any and all tax-related liabilities incurred by them relating to the contribution or the Distribution to the extent caused by an acquisition of HART stock or assets, or other actions of HART. This indemnification applies even if Harvard Bioscience has permitted HART to take an action that would otherwise have been prohibited under the tax-related covenants as described above.

Transition Services Agreement

Harvard Bioscience and HART have entered into a transition services agreement in connection with the Separation pursuant to which, Harvard Bioscience will provide HART, on a transitional basis, certain administrative, human resources, treasury and support services and other assistance, consistent with the services provided by Harvard Bioscience before the Distribution. Pursuant to the transition services agreement, Harvard Bioscience will provide certain support services to HART, including, among others, accounting, management, payroll, facilities usage, benefits contributions, human resources, information systems and various other corporate services, as well as operations and engineering support. The charges for the transition services generally are intended to allow Harvard Bioscience to fully recover the costs directly associated with providing the services, plus all out-of-pocket costs and expenses, generally without profit. The charges of each of the transition services generally will be based on either a pre-determined flat fee or an allocation of the cost incurred by Harvard Bioscience providing the service, including certain fees and expenses of third-party service providers. HART will be provided with reasonable information that supports the charges for such transition service by Harvard Bioscience.

The services provided under the transition services agreement will terminate at various times specified in the agreement (generally one year after the completion of the Distribution). HART may terminate certain specified services by giving prior written notice to the provider of such services and paying any applicable termination charge.

While at the time of the Distribution, Harvard Bioscience is not expected to require any transition services from HART, Harvard Bioscience will have the right to request certain services if it determines such services are necessary during the term of the agreement.

Subject to certain exceptions, the liabilities of each party under the transition services agreement will generally be limited to the aggregate charges (excluding any third-party costs and expenses included in such charges) actually paid to such party pursuant to the transition services agreement. The transition services agreement also provides that neither party will not be liable to the other of such service for any special, indirect, incidental or consequential damages.

Item 1.02 Termination of a Material Definitive Agreement.

As of the time of the Distribution, the employment agreements we have entered into with David Green, our former President and Secretary, and Thomas McNaughton, our former Chief Financial Officer and Treasurer, were terminated, and Mr. Green and Mr. McNaughton resigned from their positions as officers of the Company and its subsidiaries. Please see the disclosure set forth under Item 5.02, which is incorporated by reference into this Item 1.02.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Harvard Bioscience, Jeffrey A. Duchemin is the current Chief Executive Officer of the Company, and effective as of the time of the Distribution, he will assume the role of President, and Robert E. Gagnon will assume the role of Chief Financial Officer, Treasurer and Secretary.

Effective as of the Distribution, the employment agreements we have entered into with David Green, our former President and Secretary, and Thomas McNaughton, our former Chief Financial Officer and Treasurer, were terminated, and Mr. Green and Mr. McNaughton have stepped down and resigned from their positions as officers of the Company and its subsidiaries, so that they could respectively become the Chief Executive Officer and Chief Financial Officer of HART. Mr. Green will remain a director of Harvard Bioscience. For a description of these terminated employment agreements, please see the summaries set forth in the Company’s definitive Proxy Statement filed with the SEC on April 12, 2013 pursuant to Regulation 14A, in connection with the Annual Meeting of Stockholders held on May 23, 2013, which such summaries are incorporated herein by reference.

In connection with the termination, each of Mr. Green and Mr. McNaughton have entered into a waiver agreement with the Company (each a “Waiver”), whereby each party has agreed that the termination of each executive’s employment with the Company shall constitute neither a termination by the Company of executive’s employment for cause under the employment agreement, nor a termination by the executive of executive’s employment for good reason under the employment agreement. Each Waiver also provides that in connection with the termination, the Company shall, through the date of such termination, pay the executive (i) his accrued and unpaid base salary at the rate in effect at the time of such termination plus (ii) his then accrued and unpaid incentive compensation, if any, plus (iii) whatever applicable law may require in such circumstances, and thereafter, the Company shall have no obligations to Executive under the employment agreement relating to any severance which is expressly released by the executive in the Waiver. The Waiver also confirms that the termination and Waiver shall not adversely affect or alter executive’s rights (i) as a stockholder of the Company, (ii) with respect to any indemnification obligation of the Company to the executive, or (iii) under any employee benefit plan of the Company in which executive, at the time of such termination, has an interest or any rights under any awards under the Company’s equity-based incentive plans held by executive at the time of such termination. Such Waivers are attached as Exhibits 10.5 and 10.6 to this Form 8-K. The description of the Waivers above does not purport to be complete and is qualified in its entirety by reference to the respective Waiver which is each incorporated herein by reference.

Item 8.01 Other Events.

On November 1, 2013, Harvard Bioscience issued a press release announcing the completion of the spin-off. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

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Exhibit Number	Description of Exhibit
2.1§	Separation and Distribution Agreement between Harvard Bioscience, Inc. and Harvard Apparatus Regenerative Technology, Inc. dated as of October 31, 2013.

10.1	Intellectual Property Matters Agreement between Harvard Bioscience, Inc. and Harvard Apparatus Regenerative Technology, Inc. dated as of October 31, 2013.

10.2	Product Distribution Agreement between Harvard Bioscience, Inc. and Harvard Apparatus Regenerative Technology, Inc. dated as of October 31, 2013.

10.3	Tax Sharing Agreement between Harvard Bioscience, Inc. and Harvard Apparatus Regenerative Technology, Inc. dated as of October 31, 2013.

10.4	Transition Services Agreement between Harvard Bioscience, Inc. and Harvard Apparatus Regenerative Technology, Inc. dated as of October 31, 2013.

10.5	Waiver Relating to the Employment Agreement between Harvard Bioscience, Inc. and David Green dated as of October, 31, 2013 between Harvard Bioscience, Inc. and David Green.

10.6	Waiver Relating to the Employment Agreement between Harvard Bioscience, Inc. and Thomas McNaughton dated as of October, 31, 2013 between Harvard Bioscience, Inc. and Thomas McNaughton.

99.1	Press Release issued by Harvard Bioscience, Inc. on November 1, 2013.

§ The schedules and exhibits to the Separation Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished to the SEC supplementally upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard BIOSCIENCE, INC.
(Registrant)

November 6, 2013	/s/ Robert E. Gagnon
(Date)	Robert E. Gagnon
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

2.1§	Separation and Distribution Agreement between Harvard Bioscience, Inc. and Harvard Apparatus Regenerative Technology, Inc. dated as of October 31, 2013.

10.1	Intellectual Property Matters Agreement between Harvard Bioscience, Inc. and Harvard Apparatus Regenerative Technology, Inc. dated as of October 31, 2013.

10.2	Product Distribution Agreement between Harvard Bioscience, Inc. and Harvard Apparatus Regenerative Technology, Inc. dated as of October 31, 2013.

10.3	Tax Sharing Agreement between Harvard Bioscience, Inc. and Harvard Apparatus Regenerative Technology, Inc. dated as of October 31, 2013.

10.4	Transition Services Agreement between Harvard Bioscience, Inc. and Harvard Apparatus Regenerative Technology, Inc. dated as of October 31, 2013.

10.5	Waiver Relating to the Employment Agreement between Harvard Bioscience, Inc. and David Green dated as of October, 31, 2013 between Harvard Bioscience, Inc. and David Green.

10.6	Waiver Relating to the Employment Agreement between Harvard Bioscience, Inc. and Thomas McNaughton dated as of October, 31, 2013 between Harvard Bioscience, Inc. and Thomas McNaughton.

99.1	Press Release issued by Harvard Bioscience, Inc. on November 1, 2013.

§ The schedules and exhibits to the Separation Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished to the SEC supplementally upon request.